Exhibit 99.2

Revised Financial Highlights

The financial tables in this Exhibit 99.2 reflect revisions to preliminary reported financial results for the three months ended September 30, 2023 related to identified revisions as noted in the Form 8-K/A filed December 8, 2023 (“the Form 8-K/A”).

First Quarter 2024 Segment Review

(Dollars in millions)	Three Months Ended September 30,		Constant Currency
	2023	2022	Change %
Biologics
Net revenue	$448	$523	(15)%
Segment EBITDA	49	113	(57)%
Segment EBITDA margin	11.0%	21.5%
Pharma and Consumer Health
Net revenue	534	499	4%
Segment EBITDA	101	108	(10)%
Segment EBITDA margin	18.9%	21.7%
Unallocated costs (1)	(777)	(87)	*
Combined totals
Net revenue	$982	$1,022	(6)%
EBITDA (loss) from operations	$(627)	$134	*
(1) For the three months ended September 30, 2023, unallocated costs include $689 million of non-cash goodwill impairment charges.
* Not meaningful

(Dollars in millions)	Three Months Ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Biologics
Net revenue	$447	$1	$448
Segment EBITDA (1)	52	(3)	49
Segment EBITDA margin (1)	11.6%	(0.6)%	11.0%
Pharma and Consumer Health
Net revenue	535	(1)	534
Segment EBITDA	101	—	101
Segment EBITDA margin	18.9%	—%	18.9%
Unallocated costs (2)	(789)	12	(777)
Combined totals
Net revenue	$982	$—	$982
EBITDA (loss) from operations	$(636)	$9	$(627)

(1)    Revision to Biologics segment EBITDA represent incremental cost of sales recognition.

(2)    Revisions to unallocated costs represent fixed asset impairment charges primarily associated with an idle facility in the Biologics segment and a decrease in the non-cash goodwill impairment charge.

Biologics segment	2023 vs. 2022
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	(15)%	(57)%
Constant-currency change	(15)%	(57)%
Foreign exchange translation impact on reporting	1%	1%
Total % change	(14)%	(56)%

Pharma and Consumer Health segment	2023 vs. 2022
Year-Over-Year Change	Three Months Ended September 30,
	Net Revenue	Segment EBITDA
Organic	(1)%	(20)%
Impact of acquisitions	5%	10%
Constant-currency change	4%	(10)%
Foreign currency translation impact on reporting	3%	3%
Total % change	7%	(7)%
Segment Net Revenue as a % of Total Net Revenue

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Biologics	46%	38%	46%	50%	51%
Pharma and Consumer Health	54%	62%	54%	50%	49%
Net Revenue	100%	100%	100%	100%	100%
Non-GAAP Financial Measures
Use of EBITDA from operations, Adjusted EBITDA, Adjusted Net Income and Segment EBITDA
Management measures operating performance based on consolidated earnings from operations before interest expense, expense (benefit) for income taxes, and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.
Catalent believes that the presentation of EBITDA from operations enhances an investor’s understanding of its financial performance. Catalent believes this measure is a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.

In addition, given the significant investments that Catalent has made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of its cost structure. Catalent believes that EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of Catalent's ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. Catalent presents EBITDA from operations in order to provide supplemental information that it considers relevant for the readers of its consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Catalent’s definition of EBITDA from operations may not be the same as similarly titled measures used by other companies.

Catalent evaluates the performance of its segments based on segment earnings before non-controlling interest, other (income) expense, impairments, restructuring costs, interest expense, income tax expense (benefit), and depreciation and amortization (“segment EBITDA”). Moreover, under Catalent’s credit agreement, its ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on Adjusted EBITDA, which is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, Catalent’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Management also measures operating performance based on Adjusted Net Income and Adjusted Net Income per share. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. Catalent believes that the presentation of Adjusted Net Income and Adjusted Net Income per share enhances an investor’s understanding of its financial performance. Catalent believes these measures are a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and Catalent uses these measures for business planning purposes. Catalent defines Adjusted Net Income as net earnings adjusted for amortization attributable to purchase accounting and adjustments for other cash and non-cash items included in the table below, partially offset by its estimate of the tax effects of such cash and non-cash items. Catalent believes that Adjusted Net Income and Adjusted Net Income per share provides investors with a useful tool for assessing the comparability between periods of its ability to generate cash from operations available to its stockholders. Catalent’s definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding.

The most directly comparable U.S. GAAP measure to EBITDA from operations, Adjusted EBITDA, and Adjusted Net Income is net earnings. Included in this release is a reconciliation of net earnings to EBITDA from operations, Adjusted EBITDA and Adjusted Net Income.

Catalent does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable U.S. GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting, and analyzing future periods, Catalent does so primarily on a non-GAAP basis without preparing a U.S. GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on Catalent’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of-period foreign currency exchange rates. As a result, Catalent does not believe that a U.S. GAAP reconciliation would provide meaningful supplemental information about its outlook.

Use of Constant Currency
As changes in exchange rates are an important factor in understanding period-to-period comparisons, Catalent believes the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. Catalent uses results on a constant-currency basis as one measure to evaluate its performance. Catalent calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. Catalent generally refers to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange or being on a constant-currency basis. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as Catalent presents them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.
Forward-Looking Statements
This release contains both historical and forward-looking statements and guidance. All statements other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the

Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “predict,” “hope,” “foresee,” “likely,” “may,” “could,” “target,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations, projections, and guidance. Some of the factors that could cause actual results to differ include, but are not limited to, the following: actions of activist shareholders; increasing focus by investors, regulators, customers, and other stakeholders on ESG matters; failure to comply with existing, changing and future regulatory requirements; failure to implement fully, monitor, and continuously improve Catalent’ quality management strategy; Catalent’s ability to resolve productivity issues and higher-than-expected costs at certain of its manufacturing facilities; the declining demand for various vaccines and treatments for the SARS-Co-V-2 strain of coronavirus and its variants (“COVID-19”) from both patients and governments around the world may affect sales of the COVID-19 products Catalent manufactures; demand for Catalent’s offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; participation in a highly competitive market and increased competition; product and other liability risks; global health epidemics; problems providing the highly exacting and complex services or support required; inability to keep pace with rapid technological advances; failure to protect or maintain intellectual property; risks related to Catalent’s offerings or its customers’ products infringing on the intellectual property rights of third parties; events that diminish, tarnish, or otherwise damage Catalent’s brand; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures; the impact of and risks related to impairment losses with respect to goodwill or other assets and the possibility that Catalent may incur additional impairment charges; changes in market access or healthcare reimbursement or the healthcare industry in the United States or internationally; Catalent’s limited ability to use net operating loss carryforwards and certain other tax attributes; changes to the estimated future profitability of Catalent’s business that would require the establishment of an additional valuation allowance against net deferred tax assets; loss of key personnel; inability to complete any future acquisition or other transaction that may complement or expand Catalent’s business or divestiture of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks related to advanced modalities included within Catalent’s services, which are relatively new modes of treatment that may be subject to changing public opinion, continuing research, and increased regulatory scrutiny; the possibility of litigation, other proceedings and government investigations relating to Catalent’s operations; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; partnerships with companies that focus on the development of cannabis-based medicines and drug therapies, which is a business that attracts a high level of public interest and regulation; additional cash contributions required to fund Catalent’s existing pension plans; global economic, political and regulatory risks to Catalent’s operations, including risks from inflation, disruptions to global supply chains, bank failures or from the Ukrainian-Russian war and the recent war in Gaza between Israel and Hamas; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; risks generally associated with information and communication systems; risks associated with foreign operations; new risks and challenges presented by artificial intelligence-based platforms; failure of financial institutions holding Catalent’s cash, cash equivalents and financial investments; risks associated with Catalent’s indebtedness, including substantial leverage that may limit Catalent’s ability to raise additional capital to fund operations and react to changes in the economy or in the industry, Catalent’s ability to incur significant additional debt and exposure to interest-rate risk to the extent of Catalent’s variable-rate debt preventing it from meeting its obligations under its indebtedness; failure to maintain effective disclosure controls and procedures due to material weaknesses Catalent has identified in its internal controls over financial reporting; historical and ongoing volatility of Catalent’s stock price; the loss of Catalent’s eligibility to use the Form S-3 registration statement, which could impair capital-raising activities; and delays or prevention of changes of control due to provisions in Catalent’s organizational documents. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2023. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement, including without limitation, any financial projection or guidance, as a result of new information, future events, developments, or otherwise, except to the extent required by law.

Catalent, Inc.
Consolidated Statements of Operations
(Unaudited; dollars and shares in millions, except per share data)

	Three Months Ended September 30,		FX Impact	Constant Currency Increase (Decrease)
	2023	2022		Change $	Change %
Net revenue	$982	$1,022	$18	$(58)	(6)%
Cost of sales	813	764	13	36	5%
Gross margin	169	258	5	(94)	(37)%
Selling, general, and administrative expenses	205	196	2	7	3%
Goodwill impairment charges	689	—	—	689	*
Other operating expense, net	1	2	—	(1)	(18)%
Operating (loss) earnings	(726)	60	3	(789)	*
Interest expense, net	58	32	—	26	80%
Other expense, net	13	25	2	(14)	(58)%
(Loss) earnings before income taxes	(797)	3	1	(801)	*
Income tax (benefit) expense	(38)	3	1	(42)	*
Net loss	$(759)	$—	$—	$(759)	*

Weighted average shares outstanding – basic	181	180
Weighted average shares outstanding – diluted	181	181

Loss per share:
Basic
Net loss	$(4.19)	$—
Diluted
Net loss	$(4.19)	$—

*    Not meaningful

The table below reflects the revisions to preliminary reported financial results for the three months ended September 30, 2023:

	Three Months Ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Net revenue	$982	$—	$982
Cost of sales (1)	801	12	813
Gross margin	181	(12)	169
Selling, general, and administrative expenses (2)	215	(10)	205
Goodwill impairment charges	700	(11)	689
Other operating expense, net	1	—	1
Operating loss	(735)	9	(726)
Interest expense, net	58	—	58
Other expense, net	13	—	13
Loss before income taxes	(806)	9	(797)
Income tax benefit (3)	(91)	53	(38)
Net loss	$(715)	$(44)	$(759)

Weighted average shares outstanding – basic	181	—	181
Weighted average shares outstanding – diluted	181	—	181

Loss per share:
Basic
Net loss	$(3.94)	$(0.25)	$(4.19)
Diluted
Net loss	$(3.94)	$(0.25)	$(4.19)

(1)    Revisions to costs of sales were primarily the result of reclassification of charges between selling, general, and administrative expenses and a reversal of contract assets.

(2)    Revisions to selling, general, and administrative expenses were primarily the result of reclassification of charges between cost of sales.

(3)    Revisions to income tax benefit was primarily the result of recording a tax valuation allowance resulting from the impairments of goodwill in the BioModalities and Consumer Health reporting units.

Catalent, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in millions)

	September 30, 2023	June 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$209	$280
Trade receivables, net	830	1,002
Inventories	796	777
Prepaid expenses and other	779	633
Total current assets	2,614	2,692
Property, plant, and equipment, net	3,723	3,682
Other non-current assets, including intangible assets	3,686	4,403
Total assets	$10,023	$10,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$624	$536
Accounts payable	367	424
Other accrued liabilities	543	570
Total current liabilities	1,534	1,530
Long-term obligations, less current portion	4,322	4,313
Other non-current liabilities	326	323
Total shareholders' equity	3,841	4,611
Total liabilities and shareholders' equity	$10,023	$10,777

The table below reflects the revisions to preliminary reported financial results as of September 30, 2023:

	September 30, 2023
	Preliminary Results	Revisions	As Revised
ASSETS
Current assets:
Cash and cash equivalents	$209	$—	$209
Trade receivables, net	826	4	830
Inventories (1)	811	(15)	796
Prepaid expenses and other (2)	795	(16)	779
Total current assets	2,641	(27)	2,614
Property, plant, and equipment, net (3)	3,729	(6)	3,723
Other non-current assets, including intangible assets (4)	3,676	10	3,686
Total assets	$10,046	$(23)	$10,023

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$624	$—	$624
Accounts payable	367	—	367
Other accrued liabilities (5)	552	(9)	543
Total current liabilities	1,543	(9)	1,534
Long-term obligations, less current portion	4,322	—	4,322
Other non-current liabilities	276	50	326
Total shareholders' equity (6)	3,905	(64)	3,841
Total liabilities and shareholders' equity	$10,046	$(23)	$10,023

(1)    Revisions to inventories were primarily the net result of a balance sheet gross-up adjustment and a valuation adjustment.

(2)    Revisions to prepaid expenses and other primarily related to a balance sheet reclassification between prepaid and other accrued liabilities and the reversal of contract assets.

(3)    Revisions to property, plant and equipment, net were the result of fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(4)    Revisions to other non-current assets were primarily the result of recording a tax valuation allowance resulting from impairments of goodwill in the BioModalities and Consumer Health reporting units.

(5)    Revisions to other accrued liabilities related to a balance sheet reclassification between prepaid expenses and other accrued liabilities.

(6)    Revisions to shareholders' equity were primarily the result of (i) revenue reversals that will be recognized in future periods, (ii) fixed asset impairments, (iii) a non-cash fixed asset write-off, (iv) an inventory valuation adjustment, (v) a tax valuation allowance resulting from the impairments of goodwill in the BioModalities and Consumer Health reporting units, and (vi) a reversal of contract assets, which were partially offset by a decrease to the goodwill impairment charges.

Catalent, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; dollars in millions)

	Three Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash used in operating activities	$(70)	$(92)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment, and other productive assets	(84)	(149)
Proceeds from maturity of marketable securities	—	24
Proceeds from sale of property and equipment	1	6
(Payments) proceeds for investments	(1)	3
Net cash used in investing activities	(84)	(116)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	115	75
Payments related to long-term obligations	(35)	(7)
Financing fees paid	(1)	—
Cash received, in lieu of equity, for tax withholding obligations	—	2
Exercise of stock options	1	1
Other financing activities	18	3
Net cash provided by financing activities	98	74
Effect of foreign currency exchange on cash and cash equivalents	(15)	(34)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(71)	(168)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	280	449
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$209	$281

Catalent, Inc.
Reconciliation of Net Earnings (Loss) to EBITDA from Operations and Adjusted EBITDA*
(Unaudited; dollars in millions)

	Three months ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Net earnings (loss)	$—	$81	$(227)	$(110)	$(759)
Interest expense, net	32	47	51	56	58
Income tax expense (benefit)	3	33	(55)	(67)	(38)
Depreciation and amortization	99	103	106	114	112
EBITDA (loss) from operations	134	264	(125)	(7)	(627)
Goodwill impairment charges	—	—	210	—	689
Stock-based compensation	19	10	6	—	19
Impairment charges and gain/loss on sale of assets	(2)	1	6	93	(1)
Restructuring costs	4	23	9	30	2
Acquisition, integration, and other special items	5	9	8	9	7
Foreign exchange loss (gain)	27	(26)	(8)	(4)	9
Site transformation costs	—	—	—	—	14
Other adjustments	—	2	(1)	1	—
Adjusted EBITDA	$187	$283	$105	$122	$112
Favorable FX impact					2
Adjusted EBITDA at constant currency					$110

*     Refer to Catalent's description of non-GAAP measures, including EBITDA from operations and Adjusted EBITDA as referenced above.

The table below reflects the revisions to preliminary reported financial results for the three months ended September 30, 2023:

	Three months ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Net loss (1)	$(715)	$(44)	$(759)
Interest expense, net	58	—	58
Income tax benefit (1)	(91)	53	(38)
Depreciation and amortization	112	—	112
EBITDA (loss) from operations	(636)	9	(627)
Goodwill impairment charges	700	(11)	689
Stock-based compensation	19	—	19
Impairment charges and gain/loss on sale of assets	(1)	—	(1)
Restructuring costs	2	—	2
Acquisition, integration, and other special items	8	(1)	7
Foreign exchange loss	9	—	9
Site transformation costs	14	—	14
Adjusted EBITDA	$115	$(3)	$112
Favorable FX impact	2	—	2
Adjusted EBITDA at constant currency	$113	$(3)	$110

(1)    Revisions to net loss were primarily the result of recording a tax valuation allowance resulting from the impairments of goodwill in the BioModalities and Consumer Health reporting units.

Catalent, Inc.
Reconciliation of Net Loss to Adjusted Net (Loss) Income*
(Unaudited; dollars in millions, except per share data)

	Three months ended
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Net earnings (loss)	$—	$81	$(227)	$(110)	$(759)
Amortization (1)	33	34	34	35	34
Goodwill impairment charges (2)	—	—	210	—	689
Stock-based compensation	19	10	6	—	19
Impairment charges and gain/loss on sale of assets (3)	(2)	1	6	93	(1)
Restructuring costs (4)	4	23	9	30	2
Acquisition, integration, and other special items (5)	5	9	8	9	7
Foreign exchange loss (gain)	27	(26)	(8)	(4)	9
Site transformation costs(6)	—	—	—	—	14
Other adjustments	—	2	—	—	(1)
Estimated tax effect of adjustments (7)	(19)	(12)	(12)	(83)	(21)
Discrete income tax benefit items (8)	(6)	—	(43)	31	(16)
Adjusted net (loss) income (ANI)	$61	$122	$(17)	$1	$(24)

Weighted average shares outstanding – basic	180				181
Weighted average shares outstanding – diluted	181				181

Earnings per share:
Net loss per share – basic	$—				$(4.19)
Net loss per share – diluted	$—				$(4.19)

ANI per share:
ANI per share – basic	$0.34				$(0.13)
ANI per share – diluted (9)	$0.34				$(0.13)

* Refer to Catalent's description of non-GAAP measures, including Adjusted Net Income (Loss) as referenced above.

(1)    Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)    Non-cash goodwill impairment charges during the three months ended March 31, 2023 were associated with the Company's Consumer Health reporting unit. Non-cash goodwill impairment charges during the three months ended September 30, 2023 were associated with the Company's Biomodalities and Consumer Health reporting units.

(3)    For the three months ended June 30, 2023, represents fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(4)    Restructuring costs represent employee and non-employee restructuring charges associated with Catalent's plans to reduce costs, consolidate facilities, and optimize its infrastructure across the organization.

(5)    Acquisition, integration and other special items include costs associated with its October 2022 acquisition of Metrics Contract Services.

(6)    For the three months ended September 30, 2023, represents operational and engineering enhancements and costs related to a transformation program in our Biologics segment.

(7)    The tax effect of adjustments to Adjusted Net (Loss) Income is computed by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(8)    Discrete period income tax expense items are unusual or infrequently occurring items, primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior-year tax position, deferred tax impact of changes in tax law, and purchase accounting.
(9)    For the three months ended September 30, 2023 and 2022, represents Adjusted Net (Loss) Income divided by the weighted average sum of fully diluted shares outstanding, which is equal to (a) the number of shares of common stock outstanding, plus (b) the number of shares of its common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments. For the three months ended September 30, 2023 and 2022, the weighted average number of shares was 181 million.

The table below reflects the revisions to preliminary reported financial results for the three months ended September 30, 2023:

	Three months ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Net loss (1)	$(715)	$(44)	$(759)
Amortization	34	—	34
Goodwill impairment charges	700	(11)	689
Stock-based compensation	19	—	19
Impairment charges and gain/loss on sale of assets	(1)	—	(1)
Restructuring costs	2	—	2
Acquisition, integration, and other special items	8	(1)	7
Foreign exchange loss	9	—	9
Site transformation costs	14	—	14
Other adjustments	—	(1)	(1)
Estimated tax effect of adjustments	(21)	—	(21)
Discrete income tax benefit items (1)	(68)	52	(16)
Adjusted net loss (ANI)	$(19)	$(5)	$(24)

Weighted average shares outstanding – basic	181	—	181
Weighted average shares outstanding – diluted	181	—	181

Loss per share:
Net loss per share – basic (1)	$(3.94)	$(0.25)	$(4.19)
Net loss per share – diluted (1)	$(3.94)	$(0.25)	$(4.19)

ANI (loss) per share:
ANI (loss) per share – basic (1)	$(0.10)	$(0.03)	$(0.13)
ANI (loss) per share – diluted (1)	$(0.10)	$(0.03)	$(0.13)

(1)    Revisions were primarily the result of recording a tax valuation allowance resulting from impairments of goodwill in the BioModalities and Consumer Health reporting units.

Catalent, Inc.
Reconciliation of Segment EBITDA to Net Loss
(Unaudited; dollars in millions, except per share data)

	Three Months Ended September 30,
	2023	2022
Biologics Segment EBITDA	$49	$113
Pharma and Consumer Health Segment EBITDA	101	108
Sub-Total	$150	$221
Reconciling items to net loss
Goodwill impairment charges	$(689)	$—
Unallocated costs, excluding goodwill impairment charges (1)	(88)	(87)
Depreciation and amortization	(112)	(99)
Interest expense, net	(58)	(32)
Income tax benefit (expense)	38	(3)
Net loss	$(759)	$—
(1)    Unallocated costs include restructuring and special items, stock-based compensation, impairment charges, gain on sale of subsidiary, certain other corporate directed costs, and other costs that are not allocated to the segments.

The table below reflects the revisions to preliminary reported financial results for the three months ended September 30, 2023:

	Three Months Ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Biologics Segment EBITDA (1)	$52	$(3)	$49
Pharma and Consumer Health Segment EBITDA	101	—	101
Sub-Total	$153	$(3)	$150
Reconciling items to net loss
Goodwill impairment charges	$(700)	$11	$(689)
Unallocated costs, excluding goodwill impairment charges	(89)	1	(88)
Depreciation and amortization	(112)	—	(112)
Interest expense, net	(58)	—	(58)
Income tax benefit (2)	91	(53)	38
Net loss	$(715)	$(44)	$(759)

(1)    Revisions to Biologics Segment EBITDA represent the reversal of contact assets.
(2)     Revisions to income tax benefit were primarily the result of recording a tax valuation allowance resulting from the impairments of goodwill in the BioModalities and Consumer Health reporting units.

Catalent, Inc.
Calculation of Net Leverage Ratio
(Unaudited; dollars in millions)

	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Incremental Term Loan, due 2028	$1,429	$1,426	$1,422	$1,418	$1,415
Revolving credit facility	75	600	550	500	585
Unamortized discount and debt issuance costs	(7)	(13)	(12)	(11)	(12)
Total Secured Debt	1,497	2,013	1,960	1,907	1,988
Senior Notes, due 2027, 5.000%	500	500	500	500	500
Senior Notes, due 2028 (EUR), 2.375%	794	879	895	904	872
Senior Notes, due 2029, 3.125%	550	550	550	550	550
Senior Notes due 2030, 3.500%	650	650	650	650	650
Finance Leases / Other	245	291	323	366	412
Unamortized discount and debt issuance costs	(32)	(30)	(29)	(28)	(26)
Total Unsecured Debt	2,707	2,840	2,889	2,942	2,958
Total Debt	4,204	4,853	4,849	4,849	4,946
Cash and Cash Equivalents	281	442	252	280	209
Marketable Securities	64	28	—	—	—
Total Net Debt	$3,859	$4,383	$4,597	$4,569	$4,737
Adjusted EBITDA
Q2 2022	310
Q3 2022	339	339
Q4 2022	358	358	358
Q1 2023	187	187	187	187
Q2 2023		283	283	283	283
Q3 2023			105	105	105
Q4 2023				122	122
Q1 2024					112
LTM Adjusted EBITDA	$1,194	$1,167	$933	$697	$622
First Lien Debt / Adj. EBITDA	1.2x	1.6x	2.2x	2.9x	3.5x
Net Sr. Secured Debt / Adj. EBITDA	1.0x	1.3x	1.8x	2.3x	2.9x
Net Debt / Adj. EBITDA	3.2x	3.8x	4.9x	6.6x	7.6x

The table below reflects the revisions to preliminary reported financial results for the three months ended September 30, 2023:

	Three Months Ended September 30, 2023
	Preliminary Results	Revisions	As Revised
Incremental Term Loan, due 2028	$1,415	$—	$1,415
Revolving credit facility	585	—	585
Unamortized discount and debt issuance costs	(12)	—	(12)
Total Secured Debt	1,988	—	1,988
Senior Notes, due 2027, 5.000%	500	—	500
Senior Notes, due 2028 (EUR), 2.375%	872	—	872
Senior Notes, due 2029, 3.125%	550	—	550
Senior Notes due 2030, 3.500%	650	—	650
Finance Leases / Other	412	—	412
Unamortized discount and debt issuance costs	(26)	—	(26)
Total Unsecured Debt	2,958	—	2,958
Total Debt	4,946	—	4,946
Cash and Cash Equivalents	209	—	209
Total Net Debt	$4,737	$—	$4,737
Adjusted EBITDA
Q2 2023	283	—	283
Q3 2023	105	—	105
Q4 2023	139	(17)	122
Q1 2024	115	(3)	112
LTM Adjusted EBITDA (1)	$642	$(20)	$622
First Lien Debt / Adj. EBITDA	3.4x	0.1x	3.5x
Net Sr. Secured Debt / Adj. EBITDA	2.8x	0.1x	2.9x
Net Debt / Adj. EBITDA	7.4x	0.2x	7.6x
(1)    Revisions to LTM Adjusted EBITDA primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, (iii) an inventory valuation adjustment, and (iv) the reversal of contract assets.